UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 2, 2017

RH

(Exact name of registrant as specified in its charter)

Delaware	001-35720	45-3052669
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Koch Road, Suite K, Corte Madera, California 94925

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 924-1005

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 2, 2017, the board of directors of RH granted Gary Friedman, the Chairman and Chief Executive Officer of RH, an option to purchase 1,000,000 shares of RH’s common stock, with an exercise price equal to $50 per share.

The option contains dual condition restrictions consisting of both time based service restrictions over four years and performance based restrictions linked to achieving RH common stock price objectives of $100, $125 and $150 per share.

Time Based Restrictions.

The time based restrictions are measured over an initial four year service period from the date of the award and these restrictions will lapse at the end of each of these first four years at a rate of 250,000 shares per year if (i) Mr. Friedman remains employed at the end of such year, and (ii) the stock price goals have been achieved in such year as described further below.

Performance Based Restrictions.

The stock price objectives are measured each year and are set at prices for RH common stock of $100, $125 and $150 per share. If all three stock price objectives are met in the first performance year, restrictions will lapse as to 250,000 shares in aggregate at the end of such year, with 83,333 shares tied to a $100 price per share, 83,333 shares tied to a $125 price per share and 83,334 shares tied to a $150 price per share.

The same price performance tests are applied in the second year of performance such that restrictions will lapse for an additional 250,000 shares at the end of the second year and then again as to an additional 250,000 shares at the end of each of the third and fourth years so long as Mr. Friedman remains employed at the end of each year.

To the extent that any of the price performance objectives is not reached within one of these first four performance years, that price objective can be achieved in any subsequent year until the 8th anniversary of the date of grant.

The performance targets represent a substantial premium to the $48.62 per share market price for RH common stock on the date of the award. The stock price will need to more than double from the grant date price in order to reach the first price performance objective and more than triple to reach the highest price performance objective.

The option is intended to be a multi-year equity compensation award covering a four year time period and is the first equity award since the 2013 multi-year award to Mr. Friedman that was granted in the second fiscal quarter of 2013.

The option is exercisable on the date of grant but the shares underlying the option remain subject to transfer restrictions to the extent the performance based and time based requirements have not been met. The option will result in a one-time non-cash stock compensation charge in RH’s second quarter in an amount estimated to be between $20 million and $25 million.

The price performance and time-based restrictions are set forth in greater detail in the Notice of Stock Option Award and Stock Option Award Agreement. The foregoing summary of the terms of the option is qualified in its entirety by reference to the Notice of Stock Option Award and Stock Option Award Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements relating to the Company’s estimate of the amount of the one-time non-cash stock compensation charge in the second quarter of fiscal 2017 for the stock option granted to Mr. Friedman and statements relating to the price performance restrictions contained in the stock option agreement. The actual amount of the non-cash compensation charge could differ materially from the estimate set forth in this Form 8-K and there can be no assurance that the Company will achieve the price performance objectives or that if such prices are achieved that they will be sustained in future periods. You can identify forward looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future events. We cannot assure you that future developments affecting us will be those that we have anticipated. Important risks and uncertainties that could cause actual results to differ materially from our expectations include, among others, those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in RH’s Annual Report on Form 10-K most recently filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on our investor relations website at ir.restorationhardware.com and on the SEC website at www.sec.gov. You should not place undue reliance on these forward-looking statements. Any forward-looking statement made by us on this Current Report on Form 8-K speaks only as of the date on which we make it. RH expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Notice of Stock Option Award and Stock Option Award Agreement by and between RH and Gary Friedman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RH

Dated: May 3, 2017	By:	/s/ Karen Boone
Karen Boone
Co-President, Chief Financial and Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Notice of Stock Option Award and Stock Option Award Agreement by and between RH and Gary Friedman